Exhibit 10.3

[*] = Certain confidential information contained in this document, marked by brackets, is omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Amendment No. 2 to Agreement
(“Amendment No. 2”)

Amendment No. 2 Date:             31 July 2020

Name of Original Agreement:     Research Collaboration and License Agreement (the “Agreement”)

Effective Date of Original Agreement:     28 December 2017 (“Effective Date”)

Parties:    Pfizer Inc. (“Pfizer”) and Sangamo Therapeutics, Inc. (“Sangamo”). Individually a “Party” and collectively the “Parties.”

Dates of Previous Amendment(s):    21 March 2019

WHEREAS, the Parties desire to amend the definition and requirements for identifying a Lead Development Compound under the Agreement.

NOW, THEREFORE, in order to accommodate the desired amendment(s), the Parties hereby agree as follows:

1.Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

2.Amendment(s) to the Agreement.

The last paragraph of Section 1.42 is amended and restated as follows:

Notwithstanding the foregoing, (i) a Compound shall be deemed a “Lead Development Compound” if Pfizer elects, [*], to conduct any [*] study of a Product containing such Compound, and upon making such election (a) Pfizer shall provide Sangamo, prior to initiating such study, with written notice that it intends to conduct such study and (b) the first Development Milestone Event set forth in Section 5.2(a) shall be deemed achieved and payable; provided that if Pfizer does not [*] of a Product [*], then the Research Term will be automatically extended [*] and the Research Term will end on [*]; however, should Pfizer not [*] of a Product [*], this Agreement will be deemed terminated pursuant to Section 8.2(a), and (ii) if, [*], Pfizer, [*], elects to [*], without having identified a Compound that satisfies the criteria set forth in this Sections 1.42(a) through 1.42(c), then upon [*], the Research Term will be extended [*] and the Research Term will end on [*]; provided that if, by the end of the [*] extension, (A) a Compound satisfying the criteria set forth in Section 1.42(a) through 1.42(c) is not identified [*], or (B) a Compound has not been declared as “Lead Development Compound” pursuant to the following paragraph, this Agreement will be deemed terminated pursuant to Section 8.2(a).

Notwithstanding the criteria set forth in Sections 1.42 (a) through 1.42 (c), during the Research Term, Pfizer, [*], may declare a Compound [*] as a Lead Development Compound, whether or not such Compound has been identified as meeting the criteria set forth in Sections 1.42(a) through 1.42(c) by providing Sangamo with written notice of Pfizer’s declaration of such Compound as a Lead Development Compound. As of the date of such written notice, such Compound shall be deemed a Lead Development Compound and the first Development Milestone Event set forth in Section 5.2(a) shall be deemed achieved and payable if on the date of such notice, the first Development Milestone Event under Section 5.2(a) has not already been deemed achieved and payment under Sections 1.42(i) and 1.42(ii).

3.Section 3.1 is amended and restated as follows:

a.Scope of Research and Research Plan. Beginning on the Effective Date and ending on the third anniversary thereof, unless extended to [*] pursuant to Section 1.42(i) or to [*] pursuant to Section 1.42(ii) (the “Research Term”), Pfizer and Sangamo will collaborate to conduct research to identify, screen and evaluate Compounds in accordance with a research plan as set forth on Exhibit B (the “Research Plan”) and the terms and conditions set forth in this Article 3.

4.Ratification of the Agreement. Except as expressly set forth in this Amendment No. 2, the Agreement shall remain unmodified and in full force and effect. The execution, delivery and effectiveness of this Amendment No. 2 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the parties to the Agreement, nor constitute a waiver of any provision of the Agreement.

5.Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original instrument and all of which, when taken together, shall constitute one and the same agreement.

SIGNATURES IMMEDIATELY FOLLOWING ON NEXT PAGE

[*] = Certain confidential information contained in this document, marked by brackets, is omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the duly authorized representatives of Pfizer and Sangamo have executed this Amendment No. 2 as of the Amendment No. 2 Date.

Pfizer Inc.

By:

Print Name:

Title:

Date:    ___________________________
            (Duly authorized)

Sangamo Therapeutics, Inc.

By:

Print Name:

Title:

Date:    ___________________________
                (Duly authorized)

[*] = Certain confidential information contained in this document, marked by brackets, is omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CONFIDENTIAL         DRAFT
[*]

[*] = Certain confidential information contained in this document, marked by brackets, is omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.